Exhibit 99.3

FOR:	INTERPOOL, INC.

FOR IMMEDIATE RELEASE

CONTACT:	Mitchell I. Gordon Executive Vice President & Chief Financial Officer (212) 916-3284 Morgen-Walke Associates Investors: Christine Mohrmann, Lauren Levine Media: Steve DiMattia (212) 850-5600

INTERPOOL, INC. TO BROADCAST THIRD QUARTER 2001
CONFERENCE CALL OVER THE INTERNET

PRINCETON, NEW JERSEY, November 1, 2001 – Interpool, Inc. (NYSE:IPX) announced today that it intends to release its third quarter 2001 results on Tuesday, November 6, 2001, before the open of the market. In conjunction with this release, Interpool will host a conference call, which will be simultaneously broadcast live over the Internet. Raoul J. Witteveen, President and Chief Operating Officer, and Mitchell I. Gordon, Executive Vice President and Chief Financial Officer, will host the call.

Tuesday, November 6, 2001

11:30 A.M. Eastern Time 10:30 A.M. Central Time 9:30 A.M. Mountain Time 8:30 A.M. Pacific Time

Listeners may access the conference call live over the Internet through the On-line Information link in the Financials section of the Company’s web site at http://www.interpool.com, or at http://www.videonewswire.com/event.asp?id=1548. Please allow 15 minutes prior to the call to visit these sites and download and install any necessary audio software. The webcast of the conference call will be archived at these sites beginning approximately one hour after the call ends through Tuesday, December 4, 2001 at 11:59 P.M. Eastern Time.

Interpool, originally founded in 1968, is one of the world’s leading suppliers of equipment and services to the transportation industry. It is the largest lessor of intermodal container chassis in the United States and a world-leading lessor of cargo containers used in international trade. Interpool operates from over 90 locations throughout the world.

This Press Release contains certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular the risks and uncertainties described in the company’s SEC filings. The company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof.

Note: This press release and other press releases and information can be viewed at the Company’s website at www.interpool.com.

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